SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8 , 2003

RECOTON CORPORATION
 (Exact name of registrant as specified in charter)

New York (State or other jurisdic- tion of incorporation)	0-5860 (Commission File Number)	11-1771737 (IRS Employer Identification No.)

2950 Lake Emma Road, Lake Mary, Florida 32746
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: 407-333-8900

N.A.
(Former name or former address, if changed since last report)

ITEM 3. Bankruptcy or Receivership

           On April 8, 2003 Recoton Corporation and its wholly-owned subsidiaries Recoton Accessories, Inc., Christie Design Corporation, Recoton Audio Corporation, Recoton Mobile Electronics, Inc., Recoton Home Audio, Inc., ReCone, Inc., Recoton International Holdings, Inc., Recoton Japan, Inc., InterAct International, Inc., InterAct Holdings, Inc., InterAct Accessories, Inc., and InterAct Technologies, Inc. voluntarily filed for bankruptcy protection in the United States Bankruptcy Court for the Southern District of New York under Chapter 11 of the United States Bankruptcy Code. The presiding judge is Allan Gropper. The companies continue to operate their businesses and manage their properties and assets as debtors-in-possession pursuant to section 1107(a) and 1108 of the Bankruptcy Code. The proceedings are captioned In re: RECOTON CORPORATION, et al., Debtors (Chapter 11 Case No. 03-12180) (ALG) (to be Jointly Administered).

           Debtor-in-possession financing for the bankruptcy proceedings has been arranged with Recoton’s existing senior lenders, led by GE Corporate Financial Services. The terms of the DIP financing require Recoton to sell its remaining businesses and all related assets and apply the proceeds from such sales to reduce Recoton’s outstanding indebtedness. These sales, which are subject to the approval of the Bankruptcy Court, are expected to be consummated by June 30, 2003. Recoton has retained Jefferies & Company, Inc. as its investment banker to market Recoton’s assets as going concerns. To date, Jefferies & Company, Inc. has received several expressions of interest from potential bidders for Recoton’s assets and businesses.

ITEM 7. Financial Statements and Exhibits

           (c)      Exhibits

                      99.1      Press Release, dated April 8, 2003.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECOTON COMPANY By: /s/ Arnold Kezsbom Name: Arnold Kezsbom Title: Executive Vice President-Finance

Dated: April 9, 2003